UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2021

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement of Joseph F. Coradino, Chief Executive Officer

On May 12, 2021, Pennsylvania Real Estate Investment Trust (the “Trust”) and Joseph F. Coradino, the Trust’s Chief Executive Officer, entered into an Amended and Restated Employment Agreement, (the “Amended and Restated Employment Agreement”), pursuant to which Mr. Coradino will continue to serve as the Chief Executive Officer of the Trust. The Amended and Restated Employment Agreement amends and restate the existing employment agreement between the Trust and Mr. Coradino dated as of April 25, 2012 (the “2012 Employment Agreement”).

The Executive Compensation and Human Resources Committee of the Board of Directors of the Trust (the “Committee”) undertook this update of Mr. Coradino’s 2012 Employment Agreement with the input of its independent compensation consultant and with the goal of modernizing Mr. Coradino’s compensation and severance terms. As a result, the Amended and Restated Employment includes both reductions and enhancements of Mr. Coradino’s rights (relative to the 2012 Employment Agreement), in each case as the Committee determined to be appropriately market competitive and reflective of modern governance practices. The Amended and Restatement Employment Agreement includes the following changes relative to the 2012 Employment Agreement:

•

terminates Mr. Coradino’s Amended and Restated Nonqualified Supplemental Executive Retirement Agreement, which had entitled him to employer contributions of $50,000 per year, plus the accrual of earnings on existing balances of 5% per year ($69,236 in the most recent year);

•

changes the amount of severance due to Mr. Coradino in the event of termination without cause or for good reason from (x) 1.1 times the sum of (1) his base salary and (2) the average percentages of base salary paid as cash bonuses in each of the last three full calendar years multiplied by his base salary (the “Average Bonus”), payable in a lump sum and subject to certain discounts, to (y) two times the sum of (1) his base salary and (2) his target bonus then in effect, payable in installments over time, plus a pro rata bonus for the year of termination based on his target bonus then in effect;

•

provides that, in connection with a termination without cause or resignation for good reason, the payout (if any) of performance-based equity (or equity-based) awards will be based on actual performance;

•

changes the amount of severance due to Mr. Coradino in the event of a change in control upon termination within six months before or 12 months after a change in control, from (x) three times the sum of (1) his base salary and (2) the Average Bonus, payable in a lump and subject to certain discounts, to (y) three times the sum of (1) his base salary and (2) his target bonus then in effect, payable in installments over time, plus a pro rata target bonus for the year of termination;

•	removes the single-trigger vesting of equity-based awards upon a change in control (such that the award’s vesting provisions would govern);

•	provides that all severance benefits payable under the agreement (rather than only cash amounts) will be subject to Mr. Coradino’s execution of a release of claims;

•	eliminates the Trust’s obligation to provide certain death and disability payments in the event of a death or disability-related termination of employment;

•	reduces the duration of subsidized health care benefits deliverable in connection with various severance or termination events from two years to 18 months; and

•

provides for the vesting of certain time-based restricted shares and restricted share units, and an opportunity to earn certain performance-based restricted shares or restricted share units based upon actual performance, upon Mr. Coradino’s retirement under specified circumstances.

Set forth below is a description of the Amended and Restated Employment Agreement, which is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Mr. Coradino’s Amended and Restated Employment Agreement will have an initial term of two years, after which it will renew annually for one-year terms unless either party gives notice of non-renewal at least 120 days prior to the end of the then current term. A non-renewal by the Trust will be deemed a termination without cause, whereas a non-renewal by Mr. Coradino will be deemed a resignation without good reason.

Mr. Coradino’s current base salary under the Amended and Restated Employment Agreement will be $900,000 (consistent with Mr. Coradino’s salary beginning January 1, 2021) as of the effective date. Mr. Coradino will be entitled to a cash incentive opportunity award for each calendar year ending during the term of his employment with a target amount equal to 175 percent of his base salary (consistent with Mr. Coradino’s previously established 2021 annual bonus opportunity). So long as Mr. Coradino remains our Chief Executive Officer, he will be nominated for election as a trustee at each annual meeting of shareholders, and he agrees to serve as one of our trustees.

In the event of Mr. Coradino’s termination on account of death or disability, he or his estate, as applicable, would receive any amounts earned but not yet paid to him as of the date of his termination, plus a pro rata portion of any cash incentive earned for the year in which his termination occurs. In addition, with respect to then outstanding restricted stock and restricted stock units granted during or after 2021, (i) those awards which are subject to vesting solely based on the passage of time and Mr. Coradino’s continued employment will immediately vest, and (ii) those awards which are subject to vesting based upon performance (however measured) will remain outstanding and will vest or be forfeited based on actual performance through the applicable performance period. With respect to restricted stock and restricted stock units granted prior to 2021, those awards will be treated in accordance with the applicable award agreement.

If Mr. Coradino’s employment is terminated by the Trust without cause or by Mr. Coradino for good reason, Mr. Coradino would receive (1) any amounts earned but not yet paid to him as of the date of his termination, (2) a pro rata bonus for the year of termination based on his target bonus then in effect, plus (3) two times the sum of (A) his base salary plus (B) his target bonus then in effect payable in installments over a period of time. In addition, those outstanding restricted stock and restricted stock unit awards which are subject to vesting solely based on the passage of time and Mr. Coradino’s continued employment will immediately vest. With respect to then outstanding restricted stock and restricted stock units subject to vesting based upon performance (however measured), (i) awards granted prior to 2021 will be treated in accordance with the applicable award agreement (which generally provide for vesting based on actual performance), and (ii) awards granted during or after 2021 will remain outstanding and will vest or be forfeited based on actual performance through the applicable performance period.

If within six months before a change in control or in the 12 months thereafter, Mr. Coradino’s employment is terminated by the Trust without cause or by Mr. Coradino for good reason, then Mr. Coradino would receive the same benefits described in the preceding paragraph, except the “two times” severance multiplier in clause (3) would be increased to “three times.”

In each of the foregoing cases, Mr. Coradino would receive the applicable premium for COBRA continuation coverage for himself and his eligible dependents for a period of 18 months. In addition, each outstanding stock option granted to Mr. Coradino would immediately vest and become exercisable, (x) with respect to non-qualified stock options (“NQSOs”), until the earlier of (1) the later of 180 days after the date of his death or termination or the period set forth in the applicable stock option agreement or (2) the scheduled expiration date of the option, and (y) with respect to incentive stock options (“ISOs”), in accordance with the applicable stock option agreement. However, the Trust has not granted stock options in recent years and the Committee has no present intention to grant stock options.

If Mr. Coradino delivers to the Board of Trustees of the Trust (the “Board”) one year’s advance written notice of his retirement, then, so long as his service to the Trust continues until the one year anniversary of delivery of the notice, the outstanding restricted stock and restricted stock units granted to Mr. Coradino during or after 2021 will vest (or be forfeited) as follows: (i) those awards which are subject to vesting solely based on the passage of time and Mr. Coradino’s continued employment will vest (but the shares issued in respect thereof will be subject to stop-transfer orders until the otherwise applicable vesting date), and (ii) those awards which are subject to vesting based upon performance (however measured) will remain outstanding and will vest or be forfeited based on actual performance through the applicable performance period.

In the event the Board exercises its right to accelerate the effective date of Mr. Coradino’s retirement to a date sooner than the one year anniversary of his delivery of notice of retirement, then in addition to the equity vesting treatment described above, Mr. Coradino will be entitled to (1) an amount equal to the base salary that would otherwise have been payable through the one year anniversary of his delivery of notice of retirement, (2) payout of any otherwise earned annual bonus for the fiscal year preceding his retirement (if not previously paid), and (3) a pro rata annual bonus for the year of retirement based on actual performance; provided that, solely for purposes of (2) and (3) above and determining the vested status of his pre-2021 equity awards, Mr. Coradino’s retirement will not be deemed to occur sooner than a period following his notice of retirement equal to four months plus his number of accrued but unused vacation days.

In the severance and retirement scenarios described above, the benefits payable to Mr. Coradino would be conditioned on his execution of a release of claims against the Trust and its affiliates.

If Mr. Coradino’s employment is terminated by the Trust for cause (as that term is defined in the agreement), Mr. Coradino would receive any amounts earned but not yet paid to him as of the date of his termination and each of his outstanding equity awards would be governed by the terms of the relevant plan and/or award agreement.

Mr. Coradino’s Amended and Restated Employment Agreement also includes certain customary restrictive covenants, including restrictions on his ability to compete with PREIT during the term of the his employment and for one year thereafter and on his ability to solicit PREIT’s employees during the term of his employment and for two years thereafter.

SERP Termination

On May 12, 2021, in connection with and in furtherance of the Amended and Restated Employment Agreement, the Committee authorized the termination the Trust’s Non-Qualified Supplement Retirement Agreement with Mr. Coradino (the “SERP”) and directed management to take action to effectuate the termination in a manner intended to comply with Internal Revenue Code Section 409A and the regulations issued thereunder. As a result of the termination, the Trust expects to payout Mr. Coradino’s SERP account balance during 2022.

Grant of RSUs to Joseph F. Coradino

In connection with entry into the Amended and Restated Employment Agreement, on May 12, 2021, the Committee awarded Mr. Coradino a long term incentive award of cash-settled, time-based restricted share units (“RSUs”) pursuant to a Restricted Share Unit and Outperformance Unit Award Agreement (the “Award Agreement”). Mr. Coradino received 800,323 RSUs. This award represents a portion of Mr. Coradino’s regularly scheduled 2021 annual equity-based award, not an additional or special award. As previously disclosed, equity awards were made by the Trust to other senior executives on March 31, 2021, but no RSUs were granted to Mr. Coradino at that time.

The RSUs will vest in three equal installments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to continued employment (and to accelerated vesting under the Amended and Restated Employment Agreement upon certain termination events, as described above). Vested RSUs will be settled in cash equal to the fair market value of a common share on the applicable vesting date multiplied by the number of RSUs that vest on that date (less any required withholding).

The RSUs also include an “outperformance multiplier” that would entitle Mr. Coradino to receive the dollar value of an additional number of common shares (“Outperformance Units” or “OPUs”) tied to a multiple of the number of RSUs if the Trust’s share price achieves certain outperformance goals, as follows:

	Level of Achievement of Share Price	Performance Multiplier
Outperformance	$6.25 or more	1.25x
Above-Target	$5.50	1.00x
Target	$4.75	0.75x
Threshold	$4.00	0.50x
Below Threshold	< $4.00	0.00x

The performance multiplier for achievement between levels will be determined by linear interpolation.

Achievement of the share price goals will be measured based on the average of the closing prices of a common share for the 60 days on which common shares were traded prior to and including the last day of a measurement period ending on December 31, 2023 (or upon the occurrence of certain earlier change in control events). If any amounts are earned in respect of the OPUs at the end of the measurement period, the OPUs will be settled in cash based on the fair market value of a common share on the last day of the measurement period.

The award, which must be settled in cash, was issued to Mr. Coradino in a private placement in reliance on exemptions from the registration requirements of United States federal and state securities laws, including Section 4(a)(2) Securities Act of 1933, as amended.

Item 8.01	Other Events

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description

10.1+	Amended and Restated Employment Agreement with Joseph F. Coradino, dated as of May 12, 2021.

10.2+	Restricted Share Unit and Outperformance Unit Award Agreement with Joseph F. Coradino, dated as of May 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Management contract or compensatory plan or arrangement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: May 14, 2021	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel

Exhibit 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated EMPLOYMENT AGREEMENT (this “Agreement”), effective as of May 12, 2021 (the “Effective Date”), is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (“Company”), and Joseph F. Coradino (“Executive”).

BACKGROUND

Executive is currently the Chief Executive Officer of Company. Company desires to continue to employ Executive as its Chief Executive Officer, and Executive desires to continue to be so employed, on the terms and conditions contained in this Agreement. Executive has been and will continue to be involved with Company’s operations and management and has and will continue to have trade secrets and other confidential information relating to Company and its business relationships; accordingly, the noncompetition agreement and other restrictive covenants contained in Section 5 hereof constitute essential elements hereof.

This Agreement shall amend, effective as of the Effective Date, the current Amended and Restated Employment Agreement, effective as of June 7, 2012, between Executive and Company (the “Current Employment Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	CAPACITY AND DUTIES

1.1. Employment; Acceptance of Employment. Company hereby employs Executive and Executive hereby agrees to continue employment by Company for the period and upon the terms and conditions hereinafter set forth.

1.2. Capacity and Duties.

(a) Executive shall serve as Chief Executive Officer of Company and, subject to the supervision and control of the Board of Trustees of Company (the “Board”), shall have the duties and authority generally consistent with such office. Executive shall perform such other duties and shall have such authority as may from time to time be specified by the Board and as shall be consistent with the status and authority of his office. Executive shall also serve as a member of the Board (and presently serves as Chairman of the Board). Executive shall also serve as Chief Executive Officer of PREIT Associates, L.P. (“PALP”), of which Company is the general partner.

(b) Executive understands that substantially all of the assets of Company consists of its general partner interest in PALP, and that the business operations of PALP and its direct and indirect subsidiaries constitute all of the business operations conducted by Company and its “Affiliates” (as defined in subsection (c) below). Accordingly, Company and Executive understand that most of Executive’s time and energy will be expended on behalf of PALP and its direct and indirect subsidiaries in Executive’s capacity as an officer of PALP rather than as an officer of Company.

(c) Except as permitted by subsection (d) below, Executive (i) shall devote his full working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will comply with Company’s published rules and policies in effect from time to time, and (ii) shall not be employed by or participate or engage in or in any manner be a part of the management or operation of any business enterprise other than Company and its Affiliates without the prior written consent of Company, which consent may be granted or withheld in the sole discretion of Company. “Affiliate” as used in this Agreement means any person or entity controlling, controlled by, or under common control with, Company. “Control,” as used in the definition of Affiliate, means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; the terms “controlling” and “controlled” shall have correlative meanings. Further, any person or entity that owns beneficially, either directly or through one or more intermediaries, more than 20 percent of the ownership interests in a specified entity shall be presumed to control such entity for purposes of the definition of Affiliate.

(d) Notwithstanding the provisions of subsection (c) above, Executive may (i) continue his investments in the properties listed on Schedule 1.2 hereto and, subject to the provisions of Section 5.2 hereof, subsequent properties, provided that Executive’s activities with respect to such subsequent properties comply with any procedures adopted by the Board of Trustees of Company (the “Board”) governing Executive’s non-Company related real estate activities, and (ii) subject to Section 5.2 hereof and policies and guidelines of Company, serve on the board of directors or similar body of other organizations, including publicly owned corporations or other entities, philanthropic organizations, and organizations in which Executive has made an investment, provided that Executive’s activities with respect to all of the foregoing do not, individually or in the aggregate, in any significant way, interfere with, detract from, or affect the performance of his duties to Company under this Agreement.

2.	TERM OF EMPLOYMENT

2.1. Term. The initial term of Executive’s employment hereunder shall begin on the Effective Date and last until the two-year anniversary thereof (the “Expiration Date”), unless sooner terminated in accordance with the other provisions hereof. Except as hereinafter provided, on the Expiration Date and on each subsequent anniversary thereof, the Term (as hereinafter defined) shall be automatically extended for one year unless either party shall have given to the other party notice of non-renewal of this Agreement at least 120 calendar days prior to the expiration of the Term. The initial term of employment hereunder and each term as extended is a “Term.” If a non-renewal notice is given as provided above, Executive’s employment under this Agreement shall terminate (within the meaning of Section 4.7 hereof) on the last calendar day of the Term. If the non-renewal notice is given by Company, such termination of employment shall be a termination by Company without Cause, within the meaning of Section 4.4 hereof. If the non-renewal notice is given by Executive, such termination of employment shall be a termination by Executive without Good Reason, within the meaning of Section 4.6 hereof.

3.	COMPENSATION

3.1. Base Compensation. As compensation for Executive’s services, Company shall pay to Executive a salary at the initial annual rate of $900,000 (consistent with Executive’s salary beginning January 1, 2021), payable in periodic installments in accordance with Company’s regular payroll practices in effect from time to time. Executive’s salary may be increased at any time subsequent to the Effective Date pursuant to action taken or authorized by the Executive Compensation and Human Resources Committee (the “Committee”) of the Board. Executive’s annual salary cannot be decreased without the written consent of Executive. Executive’s annual salary, as determined in accordance with this Section, is hereinafter referred to as the “Base Salary.”

3.2. Cash Incentives. For each calendar year ending during his employment hereunder, Executive will have the opportunity to earn an annual bonus with a target amount of 175% of the Base Salary in effect at the end of the applicable year (the “Target Bonus”). The actual bonus payable to Executive, if any, with respect to any year may be more or less than the Target Bonus and will be determined by the Committee, in its sole discretion, based on the achievement of corporate and/or personal objectives established by the Committee. Payments under this paragraph shall be made during the period January 1 through March 15 of the calendar year following the calendar year for which such Incentive Payment was earned.

3.3. Employee Benefits. In addition to the compensation provided for in Sections 3.1 and 3.2 hereof, Executive shall be entitled, during his employment hereunder, to participate in such of Company’s employee benefit plans and benefit programs, including medical benefit programs, as may from time to time be provided by Company for its executive officers. Company shall use its commercially reasonable efforts to provide Executive with health insurance through a preferred provider, traditional indemnity or equivalent plan.

3.4. Vacation. During the Term, Executive shall be entitled to a paid vacation of 25 business days during each calendar year or such additional number of days as is provided in the Employee Handbook published from time to time by Company (the “Company Employee Handbook”). Executive’s right to carry forward unused vacation days for a calendar year to any future calendar year shall be governed by the Company Employee Handbook as in effect from time to time.

3.5. Expense Reimbursement. Company shall reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers and such other supporting information with respect to such expenses as Company may reasonably require.

3.6. Equity Plans. Executive shall be entitled, during his employment hereunder, to participate in such of Company’s equity incentive plans and programs as may from time to time be provided by Company for its executive officers at such level as shall be determined by the Committee or the Board, as appropriate.

3.7. Defined Contribution Plans. The Company is terminating each of the non-elective defined contribution plans in which Executive participates in a manner intended to comply with Treas. Reg. §1.409A-3(j)(4)(ix)(C).

3.8. 2021 Equity Grant. Executive’s regular grant for 2021 has been delayed pending the Effective Date. Notwithstanding the delay, Executive’s regular grant for 2021 will have vesting dates consistent with the vesting date for the Company’s other senior executives.

4.	TERMINATION OF EMPLOYMENT

4.1. Death of Executive. If Executive dies during the Term, Company shall, within 30 calendar days of the death of Executive, pay any amounts (including salary, bonuses, vacation pay, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, Executive under this Agreement as of the date of Executive’s death. If, for the year in which Executive dies, Company achieves the performance goals established in accordance with any cash incentive plan in which Executive participates, Company shall pay Executive’s estate, within the period in the following year that begins January 1 and ends March 15, an amount equal to the bonus that Executive would have received had he been employed by Company for the full year, multiplied by a fraction, the numerator of which is the number of calendar days Executive was employed in such year and the denominator of which is 365. Upon Executive’s death, (i) each outstanding option granted to Executive before, on or after the date hereof shall become vested and shall be immediately exercisable in accordance with the terms thereof, (ii) each outstanding nonqualified stock option (“NQSO”) granted to Executive before, on or after the date hereof shall be exercisable until the earlier of (A) the later of 180 calendar days after the death of Executive or the period following the death of Executive that is set forth in the relevant stock option agreement or (B) the scheduled expiration date of such option, (iii) the exercise period of each incentive stock option (“ISO”) granted to Executive before, on or after the date hereof shall be governed by the terms of the relevant ISO agreement, (iv) with respect to restricted stock and restricted stock units granted prior to 2021, those awards will be treated in accordance with the applicable award agreement, (v) with respect to then outstanding restricted stock and restricted stock units granted during or after 2021: (A) those awards which are subject to vesting solely based on the passage of time and Executive’s continued employment shall become immediately vested, and (B) those awards which are subject to vesting based upon performance (however measured) shall remain outstanding and shall vest or be forfeited, in whole or in part, based on actual performance through the end of the applicable performance period, and (vi) the Company will pay the applicable premium for COBRA continuation coverage under the Company’s group medical plan for Executive’s covered spouse and dependents (if any) for a period of 18 months.

4.2. Disability of Executive. If Executive is or has been materially unable for any reason to perform his duties hereunder for 120 calendar days during any period of 150 consecutive calendar days, Company shall have the right to terminate Executive’s employment (within the meaning of Section 4.7 hereof) upon 30 calendar days’ prior written notice to Executive at any time during the continuation of such inability, in which event Company shall, within 30 calendar days of such termination, pay any amounts (including salary, bonuses, vacation pay, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, Executive under this Agreement as of the date of such termination. If, for the year in which Executive’s employment is terminated pursuant to this Section, Company achieves the performance goals established in accordance with any cash incentive plan in which Executive participates, Company shall pay Executive, within the period in the following year that begins January 1 and ends March 15, an amount equal to the bonus that Executive would have received had he been employed by Company for the full year, multiplied by a fraction, the numerator of which is the number of calendar days Executive was employed in the year in which his employment is terminated and the denominator of which is 365. Upon termination of Executive’s employment pursuant to this Section, (i) each outstanding option granted to Executive before, on or after the date hereof shall become vested and shall be immediately exercisable in accordance with the terms thereof, (ii) each outstanding NQSO granted to Executive before, on or after the date hereof shall be exercisable until the earlier of (A) the later of 180 calendar days after the termination of Executive’s employment pursuant to this Section or the period following the termination of Executive’s employment for disability as is set forth in the relevant stock option agreement, or (B) the scheduled expiration date of such option, (iii) the exercise period of each ISO granted to Executive before, on or after the date hereof shall be governed by the terms of the relevant ISO agreement, (iv) with respect to restricted stock and restricted stock units granted prior to 2021, those awards will be treated in accordance with the applicable award agreement, (v) with respect to then outstanding restricted stock and restricted stock units granted during or after 2021: (A) those awards which are subject to vesting solely based on the passage of time and Executive’s continued employment shall become immediately vested, and (B) those awards which are subject to vesting based upon performance (however measured) shall remain outstanding and shall vest or be forfeited, in whole or in part, based on actual performance through the end of the applicable performance period, and (vi) the Company will pay the applicable premium for COBRA continuation coverage under the Company’s group medical plan for Executive and his covered spouse and dependents (if any) for a period of 18 months.

4.3. Termination for Cause. Executive’s employment hereunder shall terminate (within the meaning of Section 4.7 hereof) immediately upon notice that Company is terminating Executive for Cause, in which event Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonus, vacation pay, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, Executive under this Agreement as of the date of such termination, and which shall be paid within 30 calendar days of such termination. Upon termination of Executive’s employment pursuant to this Section, (i) each outstanding equity award shall be governed by the terms of the relevant plan and/or award agreement, and (ii) Executive and his spouse and dependents shall have such rights (if any) to continue medical benefits coverage at his or their sole expense following termination for Cause as are then accorded under COBRA for the COBRA coverage period. “Cause” shall mean the following:

(a) (i) fraud in connection with Executive’s employment, (ii) theft, misappropriation or embezzlement of funds of Company or any of its Affiliates, or (iii) an act resulting in termination pursuant to the provisions of the “Code” (as defined in Section 6.3 hereof);

(b) indictment of Executive for a crime involving moral turpitude;

(c) breach of Executive’s obligations under Section 5.1 hereof or Section 5.2 hereof;

(d) failure of Executive to perform his duties to Company (other than on account of illness, accident, vacation or leave of absence) that persists for more than 30 calendar days after written demand for substantial performance which specifically identifies the manner in which Executive has failed to perform; or

(e) Executive’s repeated abuse of alcohol or drugs.

4.4. Termination Without Cause or for Good Reason.

(a) If at any time during the Term (i) Executive’s employment is terminated (within the meaning of Section 4.7 hereof) by Company for any reason other than Cause or the death or disability of Executive or (ii) Executive’s employment is terminated (within the meaning of Section 4.7 hereof) by Executive for “Good Reason” (as hereinafter defined):

(1) Company shall, on or before Executive’s last day of full-time employment hereunder, pay Executive all amounts (including salary, bonuses, vacation pay, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, Executive under this Agreement as of the date of such termination.

(2) In addition, subject to subsection (c) below:

(i) the Company shall pay Executive an amount equal to two times the sum of (x) Executive’s Base Salary plus (y) Executive’s Target Bonus. This amount will be paid as follows: (A) 50% will be paid on the 70th day following Executive’s termination (within the meaning of Section 4.7 hereof), and (B) 50% will be paid in 12 equal month installments, commencing six months following Executive’s termination (within the meaning of Section 4.7 hereof).

(ii) the Company shall pay Executive a pro-rated annual bonus for the fiscal year in which such termination occurs, which amount shall be determined by multiplying (A) the Target Bonus, by (B) a fraction, the numerator of which will be the number of days in that year that have transpired prior to such termination, and the denominator of which will be 365. This amount will be paid on the 70th day following Executive’s termination (within the meaning of Section 4.7 hereof).

(iii) the Company will pay the applicable premium for COBRA continuation coverage under the Company’s group medical plan for Executive and his covered spouse and dependents (if any) for a period of 18 months, or if less, until Executive is eligible for healthcare coverage under another employer’s group health plan.

(iv) anything to the contrary in any other existing agreement or document notwithstanding, each outstanding stock option granted to Executive before, on or after the date hereof shall become immediately vested and exercisable on the date of such termination, and, with respect to each outstanding NQSO granted to Executive before, on or after the date hereof, such NQSO shall remain exercisable until the earlier of 180 calendar days following such termination or the scheduled expiration date of such option. The exercise period of each ISO granted to Executive before, on or after the date hereof shall be governed by the terms of the relevant ISO agreement.

(v) then outstanding restricted stock and restricted stock unit awards which are subject to vesting solely based on the passage of time and Executive’s continued employment shall become immediately vested.

(vi) with respect to then outstanding restricted stock and restricted stock units granted prior to 2021 and that are subject to vesting based upon performance (however measured), those awards will be treated in accordance with the applicable award agreement.

(vii) with respect to then outstanding restricted stock and restricted stock units granted during or after 2021 and that are subject to vesting based upon performance (however measured), those awards shall remain outstanding and shall vest or be forfeited, in whole or in part, based on actual performance through the end of the applicable performance period.

(b) “Good Reason” shall mean the following:

(1) any action or inaction that constitutes a material breach of Company’s obligations to Executive hereunder;

(2) a material change in the geographic location at which Executive provides services; or

(3) a material diminution in Executive’s authority, duties or responsibilities; provided, however, that Executive’s removal from the role as Chairman of the Board shall not be a basis for “Good Reason” termination (or otherwise be a breach by Company hereunder); provided, in each case, that Executive shall have given written notice thereof to Company (which shall specifically identify the basis for the notice) within a period not to exceed 90 calendar days from the initial existence of the condition, and Company shall have failed to remedy the condition within 30 calendar days after its receipt of such notice. Further, for Executive’s termination of employment (within the meaning of Section 4.7 hereof) to be for Good Reason, Executive must give Company irrevocable written notice of termination and such termination must occur before the end of the 120 calendar days following the end of the 30-calendar-day remedy period described above.

(c) Notwithstanding the foregoing, the payments, rights and benefits described in subsection (b) above (the “Severance Benefits”) (including, for avoidance of doubt, any enhancement in the Severance Benefits pursuant to Section 4.5(a) below) shall not be due unless Executive has executed and delivered to Company, without revocation during any permitted revocation period, a further agreement, to be presented to Executive by Company on or before the 10th calendar day after such termination, that shall provide (i) an unconditional release by Executive of all claims, charges, complaints and grievances, whether known or unknown to

Executive, against Company and any Affiliate (including, with respect to matters relating to his employment hereunder, any trustee, officer, employee or agent of Company or any Affiliate) through the date of Executive’s termination of employment; (ii) an undertaking to maintain the confidentiality of such agreement; and (iii) an undertaking to indemnify Company if Executive breaches such agreement. Executive must sign and return the release to Company, and the release must become irrevocable, before the Severance Benefits are paid or provided to him; provided that, if the release is not timely presented to Executive, the requirement that Executive sign the release shall be waived. If the release is timely presented to Executive, but Executive does not sign and return the release to Company by the end of the applicable consideration period under the federal Age Discrimination in Employment Act (currently, either 21 or 45 calendar days), then Executive shall forfeit the Severance Benefits.

4.5. Change of Control.

(a) If, during a Term, there should be a Change of Control (as defined herein), and within six months before such Change of Control or 12 months thereafter either (i) Executive’s employment shall be terminated (within the meaning of Section 4.7 hereof) by the Company for any reason other than for death, disability or Cause or (ii) Executive’s employment is terminated (within the meaning of Section 4.7 hereof) by Executive for Good Reason, then the word “two” in Section 4.4(a)(2)(i) will be replaced with the word “three.” To the extent that this necessitates an increase in the amount described in Section 4.4(a)(2)(i)(A) (i.e., the installment payable on the 70th day following such termination) after such installment has been paid, the incremental increase in that installment will be paid within 10 days following such Change in Control.

(b) Notwithstanding any contrary provision of this Agreement (or any plan, policy, agreement or other arrangement covering Executive), if any payment, right or benefit paid, provided or due to Executive, whether pursuant to this Agreement or otherwise (each, a “Payment,” and collectively, the “Total Payments”), would subject Executive to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), then the Total Payments will be reduced to the minimum extent necessary to avoid the imposition of the Excise Tax, but only if (i) the amount of such Total Payments, as so reduced, is greater than or equal to (ii) the amount of such Total Payments without reduction (in each case, determined on an after-tax basis). Any reduction of the Total Payments required by this paragraph will be implemented by determining the Parachute Ratio (as defined below) for each Payment and then by reducing the Payments in order, beginning with the Payment with the highest Parachute Ratio. For Payments with the same Parachute Ratio, later Payments will be reduced before earlier Payments. For Payments with the same Parachute Ratio and the same time of payment, each Payment will be reduced proportionately. For purposes of this paragraph, “Parachute Ratio” means a fraction, (x) the numerator of which is the value of the applicable Payment, as calculated for purposes of Section 280G of the Internal Revenue Code (the “IRC”), and (y) the denominator of which is the economic value of the applicable Payment.

(c) A “Change of Control” of Company shall mean:

(1) The acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of trustees (the “Outstanding Shares”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Company unless, in connection therewith, a majority of the individuals who constitute the Board as of the date immediately preceding such transaction cease to constitute at least a majority of the Board, (ii) any acquisition by Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any entity controlled by Company, (iv) any acquisition by any individual, entity, or group in connection with a Business Combination (as defined below) that fails to qualify as a Change of Control pursuant to paragraphs (3) or (4) below, or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by Company’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board or by a majority of the members of a committee authorized by the Incumbent Board to approve such appointment, election, or nomination (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(3) The consummation of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of Company (a “Business Combination”), in each case, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, less than 40 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns Company or all or substantially all of Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination, of the Outstanding Shares; or

(4) The consummation of a Business Combination, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 40 percent or more but less than 60 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns Company or all or substantially all of Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination, of the Outstanding Shares, and (i) any Person (excluding any employee benefit plan (or related trust) of Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, or (ii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were not members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, or (iii) the Chief Executive Officer of Company at the time of the execution of the initial agreement providing for such Business Combination is not appointed or elected to a comparable or higher position with the entity resulting from such Business Combination, or (iv) the executive officers of Company holding the title of Executive Vice President or higher at the time of the execution of the initial agreement for such Business Combination constitute less than a majority of the executive officers holding comparable or higher titles of the entity resulting from such Business Combination; or

(5) A complete liquidation or dissolution of Company.

Consummation of a Business Combination following which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 60 percent or more of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns Company or all or substantially all of Company’s assets either directly or through one or more subsidiaries) shall not constitute a “Change of Control” unless following such transaction the provisions of paragraphs (1) or (2) above are independently satisfied.

4.6. Voluntary Termination.

(a) In the event Executive’s employment is voluntarily terminated (within the meaning of Section 4.7 hereof) by Executive without Good Reason, then except as otherwise provided in subsection (b) below, Company shall not be obligated to make any further payments to Executive under this Agreement other than amounts (including salary, bonuses, vacation pay, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, Executive as of the date of Executive’s termination, which amounts shall be paid within 30 calendar days of such termination. Executive shall also have such rights to continue medical coverage at his sole expense following such voluntary termination as are then accorded under COBRA.

(b) If Executives becomes Retirement Eligible (as defined below), then with respect to any then outstanding restricted stock and restricted stock units granted during or after 2021:

(1) those awards which are subject to vesting solely based on the passage of time and Executive’s continued employment shall become immediately vested, but the shares issued in respect thereof will be subject to stop-transfer orders until the otherwise applicable vesting date; and

(2) those awards which are subject to vesting based upon performance (however measured) shall remain outstanding and shall vest or be forfeited, in whole or in part, based on actual performance through the end of the applicable performance period.

Notwithstanding the foregoing, the vesting of awards under this Section 4.6(b) will be conditioned on Executive’s execution of a release meeting the requirements of Section 4.4(c) and on such release becoming irrevocable within 60 days following Executive’s cessation of employment.

(c) “Retirement Eligible” means that Executive has (A) delivered to the Board one year’s advance written notice of his retirement (which notice may not be conditional or revocable, except to the extent permitted by the Board), and (B) remained in continuous service with the Company for one year following delivery of such notice; provided, however, that the Board may elect to accelerate the effective date of Executive’s retirement to a date sooner than designated by Executive, in which case Executive will become Retirement Eligible upon remaining in service through the earlier date selected by the Board. If the Board elects to accelerate the effective date of Executive’s retirement, the resulting cessation of Executive’s employment will continue to constitute a voluntary resignation described in this Section 4.7 (and, for avoidance of doubt, not a termination described in Section 4.4 above); provided however, in that case, the Company will pay to Executive:

(1) an amount equal to the Base Salary that would have otherwise been payable between the effective date of such retirement and the first anniversary of Executive’s delivery of notice of retirement (payable on the 70th day following Executive’s termination (within the meaning of Section 4.7 hereof));

(2) an annual bonus for any fiscal year ending between notice and the date of Executive’s termination calculated in accordance with Section 3.2 based on actual performance and payable on the same date that annual bonuses are paid to the Company’s remaining executive officers with respect to the applicable year; and

(3) a pro-rated annual bonus for the fiscal year in which such termination occurs, which amount shall be determined by multiplying (A) the annual bonus that would have otherwise been payable to Executive for that year under Section 3.2 above (but for his retirement) based on actual performance, multiplied by (B) a fraction, the numerator of which will be the number of days in that year that have transpired prior to the effective date of such termination, and the denominator of which will be 365 (payable on the same date that annual bonuses are paid to the Company’s remaining executive officers with respect to the applicable year); and

provided, further, for purposes of calculating the amounts due under clauses (2) and (3) of the preceding proviso and for any vesting of equity awards under this Agreement, the date of Executive’s termination will be deemed to occur no earlier than the four month anniversary of Executive’s notice of retirement and any unused vacation days will be added to such date.

Notwithstanding the foregoing, the above described payments will be conditioned on Executive’s execution of a release meeting the requirements of Section 4.4(c) and on such release becoming irrevocable within 60 days following Executive’s cessation of employment.

4.7. Termination of Employment for Purposes of Compliance with (or Exemption from) Section 409A of IRC. Executive shall only have incurred a termination of employment from Company if Executive has separated from service with all entities in the group of entities under common control with Company, within the meaning of sections 414(b) and 414(c) of the IRC (using the phrase “at least 50 percent” rather than the phrase “at least 80 percent,” where applicable). The determination of whether Executive has had a termination of employment from Company shall be made by the Committee, applying the rules set forth in Treas. Reg. §1.409A-1(h) and any amendment thereof or successor thereto.

4.8. Section 409A Compliance.

(a) All payments hereunder are intended to be exempt from or compliant with the requirements of section 409A of the IRC and the final regulations issued thereunder, and this Agreement shall be construed and interpreted accordingly. Nonetheless, Company does not guaranty the tax treatment of any compensation payable to Executive.

(b) To the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under section 409A of the IRC to payments due to Executive upon or following his “separation from service,” then notwithstanding any other provision of this Agreement (or any otherwise applicable plan, policy, agreement or arrangement), any such payments that are otherwise due within six months following Executive’s “separation from service” will be deferred without interest and paid to Executive in a lump sum immediately following that six month period.

(c) For purposes of the application of section 409A of the IRC, each payment in a series of payments will be deemed a separate payment.

5.	RESTRICTIVE COVENANTS

5.1. Confidentiality. Executive acknowledges a duty of confidentiality owed to Company and shall comply with the confidentiality section of the Company Employee Handbook as in effect from time to time.

5.2. Noncompetition. During the term of Executive’s employment and for one year after termination of Executive’s employment by Company for Cause or by Executive for other than Good Reason, Executive shall not directly or indirectly (i) engage, anywhere within 25 miles of any property in which Company or an Affiliate has a direct or indirect ownership interest, in any activity which competes in whole or in part with the activities of Company or any Affiliate at the time of such termination (a “Proximate Competitive Activity”) or (ii) be or become a stockholder, partner, owner, officer, director, employee or agent of, a consultant to, or give financial or other assistance to, any person or entity considering engaging in any Proximate

Competitive Activity or so engaged; provided, however, that nothing herein shall prohibit Executive and his affiliates from (A) owning, as passive investors, in the aggregate not more than two percent of the outstanding publicly traded stock of any corporation engaged in a Proximate Competitive Activity; or (B) acquiring, developing, managing, or leasing any properties which do not involve a Proximate Competitive Activity, subject, however, to Sections 1.2(b) and 1.2(c) hereof. The duration of Executive’s covenants set forth in this Section and Section 5.3 shall be extended by a period of time equal to the number of calendar days, if any, during which Executive is finally determined to be in violation of such provisions.

5.3. Solicitation of Employees. During the term of Executive’s employment and for two years thereafter, Executive shall not directly or indirectly solicit or contact any person who is employed by Company or any Affiliate with a view to the engagement or employment of such person by any person or entity or otherwise interfere with the employment relationship of Company or of any Affiliate with any of its employees.

5.4. Injunctive and Other Relief.

(a) Executive acknowledges that the covenants contained in Sections 5.1, 5.2 and 5.3 hereof are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein. Accordingly, in addition to any other remedies that Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of his obligations hereunder.

(b) In addition to such equitable relief with respect to Sections 5.1, 5.2 and 5.3 hereof, Company shall be entitled to monetary damages for any breach in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Executive as a result of said breach and all costs and attorneys’ fees incurred by Company in enforcing this Agreement, provided, however, that Company shall have no right to set off any such monetary damages against amounts owed by Company to Executive under this Agreement or any other agreement between the parties. Any action initiated by Company for monetary damages related to any such breach shall be subject to Section 6.1 hereof, unless brought as part of an action also seeking specific performance or other form of injunctive or equitable relief.

6.	MISCELLANEOUS

6.1. Arbitration.

(a) All disputes arising out of or relating to this Agreement that cannot be settled by the parties shall be settled by arbitration in Philadelphia, Pennsylvania, pursuant to the rules and regulations then obtaining of the American Arbitration Association; provided, that nothing herein shall preclude Company or Executive from seeking, in the state or federal courts within the Commonwealth of Pennsylvania, specific performance or other equitable remedies in the case of any breach or threatened breach by Executive of Section 5.1 hereof, Section 5.2 hereof or Section 5.3 hereof. The decision of the arbitrators shall be final and binding upon the parties, and judgment upon such decision may be entered in any court of competent jurisdiction.

(b) Discovery shall be allowed pursuant to the intendment of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

(c) The arbitration tribunal shall be formed of three arbitrators, one to be appointed by each party and the third to be appointed by the first two arbitrators. Such arbitrators shall be instructed to apply the contractual provisions hereof in deciding any matter submitted to them.

(d) The cost of any arbitration proceeding hereunder shall be borne equally by the parties, unless Company agrees otherwise. Each party shall be responsible for his or its own legal fees and expenses associated with any such arbitration; provided, however, that to the extent such dispute relates to the application of Section 4.5 above and the arbitrator determines that Executive has substantially prevailed in such dispute, the arbitrator shall include in his or her decision an award of reasonable attorney’s fees and expenses to Executive.

6.2. Prior Employment. Executive represents and warrants that he is not a party to any other employment, non-competition, joint venture, partnership, or other agreement or restriction that could interfere with his employment with Company in accordance with this Agreement or his or Company’s rights and obligations hereunder; and that his acceptance of continued employment with Company and the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he is party or any duty owed by him to any other person. Executive warrants and covenants that, while an employee of Company, he will not hereafter become a party to or be bound by any such conflicting agreement.

6.3. Code of Business Conduct. Executive acknowledges that he is and shall remain subject to the provisions of Company’s Code of Business Conduct and Ethics for Employees and Officers (as modified, amended or supplemented from time to time, the “Code”), including, without limitation, the enforcement provisions set forth in the Code. Executive agrees to comply with the provisions of the Code.

6.4. Indemnification/Litigation Assistance. Company shall indemnify and defend Executive against all claims arising out of Executive’s activities as an officer or employee of Company or its Affiliates to the fullest extent permitted by law and under Company’s Trust Agreement. In addition to the foregoing, Executive shall, upon reasonable notice, furnish such information and proper assistance to Company as may reasonably be required by Company in connection with any litigation in which it or its Affiliates are, or may become, parties. After termination of Executive’s employment, Executive shall be fairly compensated for providing assistance to Company that is more than incidental; provided, however, that the failure of Company and Executive to agree on such compensation shall not be the basis on which Executive withholds any information or assistance.

6.5. Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

6.6. Assignment. This Agreement shall not be assignable by Executive, and shall be assignable by Company only to an Affiliate or to any person or entity that becomes a successor in interest (by purchase of assets or shares, or by merger, or otherwise) to Company in the business or a portion of the business presently operated by Company. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators. An assignment by Company permitted under this Section shall not itself constitute a termination of Executive’s employment hereunder.

6.7. Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any action, suit, or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

(a) If to Company:

Pennsylvania Real Estate Investment Trust

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, Pennsylvania 19103

Tel: (215) 875-0700

Fax: (215) 547-7311

Attention: Chairman, Executive Compensation and Human

Resources Committee of the Board of Trustees

If to Executive:

Joseph F. Coradino, at the most recent address contained in Company’s personnel records

6.8. Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein, amends the Current Employment Agreement, and supersedes and replaces any other prior agreements and understandings with respect thereto. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence or be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

6.9. Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law. Any action seeking specific performance of, enforcement of or other equitable remedies with respect to Sections 5.1, 5.2, and/or 5.3 hereof shall be brought exclusively within state or federal courts located within Pennsylvania, and Company and Executive submit and consent to the exclusive jurisdiction of such courts.

6.10. Headings; Counterparts. The headings of Sections and subsections in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

6.11. Delegation. Any action hereunder that may be taken or directed by the Board or by the Committee may be delegated by (i) the Board to a committee of the Board or to an individual trustee or officer, or (ii) the Committee to one or more members of the Committee or officers, and the determination of any such delegee or delegees shall have the same effect hereunder as a determination of the Board or the Committee, as applicable.

6.12. Company Assets. Executive acknowledges that no trustee, officer, director or shareholder of Company or any Affiliate is liable to Executive in respect of the payments or other matters set forth herein.

6.13. Amendment.

(a) No provision of this Agreement may be amended, modified, or waived except in a writing signed by Executive and such officer as may be specifically designated by Company to sign on its behalf.

(b) In the event Company’s provision of post-separation medical benefit coverage (to Executive or his spouse or dependents) would cause Company or Executive or his spouse or dependents to experience adverse tax consequences, Company, at its option, but after first seeking a negotiated resolution with Executive, may provide Executive with the after-tax economic equivalent of such benefit for any designated period. The economic equivalent of any benefit forgone shall be deemed to be the lowest cost that would be incurred by Executive in obtaining coverage equivalent to that otherwise to be provided to Executive by Company under this Agreement.

6.14. No Mitigation. In no event shall Executive be required to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under this Agreement, and such amounts shall not be reduced whether or not Executive obtains other employment after termination of his employment hereunder; provided, however, that notwithstanding the foregoing any entitlement Executive has hereunder to post-separation medical benefits coverage shall terminate upon Executive commencing medical benefits coverage through a plan offered by a subsequent employer.

6.15. Service as a Trustee; Amendment of Trust Agreement or By-Laws.

(a) Assuming that the Term has not been terminated, that a non-renewal notice has not been given to Executive and that a notice of resignation or non-renewal has not been given by Executive, the Board shall nominate Executive as a candidate for election to the Board at each Annual Meeting of Shareholders of Company at which Executive’s term as a trustee is scheduled to expire, and Executive agrees to continue to serve as a trustee if elected. Upon termination of the Executive’s employment hereunder, Executive (unless otherwise requested by the Board) shall resign from the Board and from any positions he may then hold on the governing body of any Affiliate or subsidiary of Company.

(b) Company shall not amend, modify or repeal Paragraph 14 of its Trust Agreement or Article 5 of its By-Laws, each as currently in effect, if the effect of such amendment, modification or repeal would be to alter, to the detriment of Executive, the rights of Executive to indemnification or advance of expenses based on an act or failure to act that took place during Executive’s employment hereunder.

(c) It is agreed that Executive shall not have any equitable remedies of any nature (including, but not limited to, injunctive relief and specific performance) with respect to this Section, and that his sole remedy shall be as set forth in Section 4.4 hereof, Section 4.5 hereof or Section 4.6 hereof, whichever shall be applicable.

6.16. Legal Fees. Company agrees to pay all reasonable legal fees and expenses that Executive has incurred in the preparation and negotiation of this Agreement, up to a maximum of $45,000.

6.17. Tax Withholding. All payments and benefits to be provided in this Agreement shall be subject to deductions and withholdings as required by law and/or as authorized by Executive.

IN WITNESS WHEREOF, the parties have executed this Agreement on May 12, 2021.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Lisa M. Most
Name: Lisa M. Most
Title: Executive Vice President, Secretary and General Counsel

/s/ Joseph F. Coradino
Joseph F. Coradino

Schedule 1.2

Permitted Activities

1.	TRO Liquidating LLC (TROL)

2.	Strouse-Greenberg Realty Investments, Inc. (TRO Liquidating LLC) - TROL

3.	Metromarket Management LLC (TRO Liquidating LLC)

4.	Sports World/Stadium Complex (TRO Liquidating LLC)

5.	Personal Property (Artwork) (TROL)

6.	Delaware Avenue (Riverboat Associates)

7.	Source Digital

Exhibit 10.2

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

RESTRICTED SHARE UNIT AND OUTPERFORMANCE UNIT

AWARD AGREEMENT

This RESTRICTED SHARE UNIT AND OUTPERFORMANCE UNIT AWARD AGREEMENT (this “Award Agreement”) is effective as of the 12th day of May, 2021 (the “Grant Date”) and is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), and Joseph F. Coradino (the “Grantee”). Any capitalized term used in this Award Agreement that is not separately defined herein shall have the meaning set forth in the attached Appendix A. Intending to be legally bound hereby, the parties agree as follows:

1. Restricted Share Units.

(a) RSU Base Units. The Grantee is hereby awarded a number of “RSU Base Units” initially equal to 800,323 Restricted Share Units.

(b) DERs Included. Each RSU Base Unit will also include a DER. If the Company pays a cash dividend on its Shares while the RSU Base Units are outstanding, the Grantee will be credited with a number of additional Restricted Stock Units equal to (1) the product of (i) dollar amount of dividends paid on one actual Share on the applicable dividend payment date (the “Dividend Date”), multiplied by (ii) the Grantee’s outstanding RSU Base Units as of the Dividend Date, divided by (2) the Share Value. Any additional RSU Base Units credited in accordance with this paragraph will be subject to the same vesting, payment and other terms and conditions as the original RSU Base Units to which they relate. Such additional RSU Base Units will also include DERs, which will be applied in the same manner (thereby increasing the Grantee’s RSU Base Units on a cumulative basis).

2. Outperformance Units.

(a) Outperformance Unit Award. The Grantee is hereby awarded a number of outperformance units (“Outperformance Units or OPUs”) initially equal to the number of RSU Base Units set forth in Section 1(a), above. To the extent the performance goals set forth in Section 2(c) (the “Performance Goals”) are achieved, the Grantee shall be entitled to receive the value of a number of Shares determined based on the number of OPUs outstanding and the applicable Performance Multiplier, as further described in Section 2(d).

(b) DERs Included. Each OPU will also include a DER. If the Company pays a cash dividend on its Shares on or prior to the last day of the Measurement Period and while the OPUs are outstanding, the Grantee will be credited with a number of additional OPUs equal to (1) the product of (i) dollar amount of dividends paid on one actual Share on the applicable Dividend Date, multiplied by (ii) the Grantee’s outstanding OPUs as of the Dividend Date, divided by (2) the Share Value. Any additional OPUs credited in accordance with this paragraph will be subject to the same performance, payment and other terms and conditions as the original OPUs to which they relate. Such additional OPUs will also include DERs, which will be applied in the same manner (thereby increasing the Grantee’s OPUs on a cumulative basis).

(c) Performance Goals. The Committee has established Threshold, Target, Above-Target and Outperformance Performance Goals for the OPUs which are based on the Share Price on the last day of the Measurement Period. For this purpose, “Share Price” shall mean the average of the closing prices of one Share on the New York Stock Exchange (the “NYSE”) (or, if not then listed on the NYSE, on the principal market or quotation system on which then traded) for the 60 days on which Shares were traded prior to and including the last day of the Measurement Period; provided, however, in the event of a of the Business Combination described in paragraph (3) or (4) of the definition of Change in Control, Share Price upon the closing of such Business Combination shall mean the final price per Share agreed upon by the parties to the Business Combination.

(d) Determination of Number of Earned OPUs. As of the last day of the Measurement Period, the Grantee will be deemed to have earned the number of OPUs (“Earned OPUs”) based upon the level of achievement of the Share Price set forth below; provided that in the event the Trust’s performance does not meet the Threshold level of achievement, no OPUs will be deemed earned. The total number of Earned OPUs shall be calculated by the Committee and shall be equal to the product of (A) the number of number of OPUs outstanding (taking into account both in the initial number of OPUs granted pursuant to Section 2(a) and any additional OPUs credited pursuant to the DER provision of Section 2(b)), multiplied by (B) the applicable Performance Multiplier. The Performance Multiplier shall be based on the level of achievement of the Performance Goal, in accordance with the following chart:

	Level of Achievement of Share Price		Performance Multiplier(1)
Outperformance		$6.25 or more	1.25x
Above-Target		$5.50	1.00x
Target		$4.75	0.75x
Threshold		$4.00	0.50x
Below Threshold	< $	4.00	0.00x

(1)	For performance above Threshold, Performance Multiplier between levels of share price determined by linear interpolation

3. Vesting of RSUs. The Grantee shall vest in the RSU Base Units in accordance with the vesting schedule below provided that the Grantee is employed by the Trust on the applicable vesting date indicated below (each, an “RSU Vesting Date”):

RSU Vesting Date	Number of RSU Base Units
March 31, 2022	1/3 of the then outstanding RSU Base Units

March 31, 2023	1/2 of the then outstanding RSU Base Units

March 31, 2024	All the RSU Base Units then remaining outstanding

4. Termination of Service. If the Grantee’s service with the Trust ceases for any reason, then except as otherwise provided in the Grantee’s Amended and Restated Employment Agreement with the Trust dated as of May 12, 2021, any then unvested RSU Base Units and any OPUs for which the Measurement Period is not then complete will be forfeited automatically without any payment from the Trust.

5. Settlement of Vested RSUs and Earned OPUs.

(a) Vested RSUs. Within 70 days following an RSU Vesting Date, the Trust shall pay to the Grantee an amount in cash equal to the Share Value on the applicable RSU Vesting Date multiplied by the number of RSU Base Units that became vested on such date, less required withholding.

(b) Earned OPUs. Within 70 days following the completion of the Measurement Period, the Trust shall pay to the Grantee an amount in cash equal to the Share Value on the last day of the Measurement Period multiplied by the number of Earned OPUs, less required withholding.

6. No Rights as a Shareholder. The Grantee shall not have any rights as a shareholder with respect to the RSUs or OPUs awarded under this Award Agreement.

7. Transferability. The Grantee may not, except by will or by the laws of descent and distribution, assign or transfer his or her RSUs, OPUs or any rights hereunder.

8. Withholding of Taxes. Payments made with respect to this Award Agreement will be subject to tax withholding to the extent required by law.

9. Administration. This Award Agreement will be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a trustee of the Trust. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee is hereby authorized to interpret this Award Agreement and decide any questions and settle any controversies that may arise in connection with it. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken hereunder, shall be conclusive and shall bind all parties.

10. Adjustments; Certain Corporate Transactions.

(a) In the event of a corporate event or transaction such as a merger, reorganization, recapitalization, stock split, reverse stock split, spin-off, stock dividend or other similar event or transaction affecting the Shares or the capitalization of the Trust, the Committee will make equitable adjustments to the Performance Goals and/or the number of RSUs and OPUs subject hereto.

(b) To the extent that this award does not become payable upon the occurrence of a Change in Control, the Committee may, in its discretion, arrange to have the surviving or acquiring entity (or an affiliate thereof) assume this award or grant to the Grantee a replacement or substitute award which, in the judgment of the Committee, is substantially equivalent to this award.

11. Conversion to Plan Award. To the extent sufficient Shares are or become available under a shareholder approved equity plan of the Trust and the terms of this award are otherwise consistent with the terms of such equity plan (the “Equity Plan”), the Committee may at any time in its discretion convert this award to an award under the Equity Plan and settle this award in Shares rather than cash. In that case: (a) one Share will be issuable in respect of any vested RSU Base Unit or Earned OPU, as applicable, and (b) any Share issued in settlement of this award (as converted) will be subject to any minimum holding period requirement that is applicable under the Equity Plan to executive officers generally. Then, except for such changes as the Committee deems necessary to reflect the change in the form of payment and ministerial changes to reflect the terms of the Equity Plan, the other terms of this award will unchanged.

12. Recoupment Policy. The Grantee hereby agrees that any amount delivered under this Award Agreement shall be subject to recoupment or clawback under the Trust’s “Recoupment Policy” and any applicable law, government regulation or stock exchange listing requirement, in each case as in effect from time to time.

13. Beneficiary Designation. The Grantee may designate a beneficiary to receive payments due under this award (if any) in the event of the Grantee’s death before the full payment of such amounts. Any beneficiary designation shall be substantially in the form set forth in Appendix B attached hereto and shall be effective only when filed with the Trust during the Grantee’s lifetime. Any beneficiary designation may be changed by the Grantee without the consent of any previously designated beneficiary or any other person by the filing of a new beneficiary designation with the Trust. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed. If the Grantee fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by the Grantee predeceases the Grantee, the Trust shall direct payment hereunder (if any) to the Grantee’s surviving spouse or, if the Grantee has no surviving spouse, then to the Grantee’s estate.

14. Employment Rights. This award will not confer on the Grantee any right to continued employment or affect in any way the right of the Trust to terminate the Grantee’s employment at any time, for any reason.

15. Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of the conflict of laws).

16. Electronic Delivery of Documents. The Grantee hereby authorizes the Trust to deliver electronically any prospectuses or other documentation related to this award and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Trust’s Intranet site. Upon written request, the Trust will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Trust.

17. Code Section 409A. Amounts payable hereunder are intended to be exempt from Code Section 409A and this Award Agreement should be interpreted according. Nonetheless, the Trust does not guaranty the tax treatment of this award or any amount payable to Grantee.

[signature page follows]

IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his or her hand and seal, all on this 12th day of May, 2021.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Lisa M. Most
Name: Lisa M. Most
Title: Executive Vice President, Secretary and General Counsel

/s/ Joseph F. Coradino
Grantee

Appendix A

Definitions

(a) “Board” means the Board of Trustees of the Trust.

(b) “Change in Control” shall mean:

(1) The acquisition by an individual, entity, or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the “Outstanding Shares”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Trust unless, in connection therewith, a majority of the individuals who constitute the Board as of the date immediately preceding such transaction cease to constitute at least a majority of the Board; (ii) any acquisition by the Trust; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any entity controlled by the Trust; (iv) any acquisition by any individual, entity, or group in connection with a “Business Combination” (as defined in paragraph (3) below) that fails to qualify as a Change in Control pursuant to paragraphs (3) or (4) below; or (v) any acquisition by any Person entitled to file Schedule 13G under the Exchange Act with respect to such acquisition; or

(2) Individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(3) The consummation of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a “Business Combination”), in each case, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, less than 40 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination of the Outstanding Shares; or

(4) The consummation of a Business Combination, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 40 percent or more but less than 60 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination, of the Outstanding Shares, and (i) any Person (excluding any employee benefit plan (or related trust) of the Trust or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, or (ii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were not members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, or (iii) the Chief Executive Officer of the Trust at the time of the execution of the initial agreement providing for such Business Combination is not appointed or elected to a comparable or higher position with the entity resulting from such Business Combination, or (iv) the executive officers of the Trust holding the title of Executive Vice President or higher at the time of the execution of the initial agreement for such Business Combination constitute less than a majority of the executive officers holding comparable or higher titles of the entity resulting from such Business Combination; or

(5) The consummation of a Business Combination, following which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 60 percent or more of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) shall not constitute a “Change in Control” unless following such transaction the provisions of paragraphs (1) or (2) are independently satisfied; or

(6) A complete liquidation or dissolution of the Trust.

(c) “Committee” means the Executive Compensation and Human Resources Committee of the Board.

(d) “DER” means a dividend equivalent right – i.e., a right to be credited with additional RSU Base Units or OPUs in connection with the Trust’s payment of cash dividends on Shares, as further described in Section 1(b) or 2(b), as applicable.

(e) “Measurement Period” means the period ending on the earlier of (i) December 31, 2023, or (ii) the date of the closing or effectiveness of the Business Combination described in paragraph (3) or (4) of the definition of Change in Control. In addition, in the case of any other Change in Control event or transaction, the Committee in its discretion may choose to accelerate the end of the Measurement Period to the date of the closing or effectiveness of such Change in Control.

(f) “Restricted Share Unit” or “RSU” means a contractual right to receive cash equal to the Share Value, subject to the vesting, adjustment and payment terms stated herein.

(g) “RSU Base Units” means Restricted Stock Units credited hereunder, including any additional RSU Base Units credited pursuant to the DER provision of Section 1(b).

(h) “Shares” means shares of beneficial interest in the Trust, par value $1.00 per share.

(i) “Share Value” means, as applicable and except as provided in the following sentence, the average of the closing prices of one Share on the New York Stock Exchange (the “NYSE”) (or, if not then listed on the NYSE, on the principal market or quotation system on which then traded) for: (i) the last 20 days on which Shares were traded prior to and including the last day of the Measurement Period (for the value of a Share on the last day of the Measurement Period, other than a Measurement Period ending as result of a Business Combination described in paragraphs (3) or (4) of the definition of Change in Control); (ii) the last 20 days on which Shares were traded prior to and including the RSU Vesting Date (for the value of a Share on an RSU Vesting Date); or (iii) the last 20 days on which the Shares were traded prior to and including the applicable Dividend Date (for the purpose of crediting additional RSUs or OPUs pursuant to a DER). In the event of a Business Combination described in paragraph (3) or (4) of the definition of Change in Control, Share Value upon the closing of such Business Combination shall mean the final price per Share agreed upon by the parties to the Business Combination.

Appendix B

BENEFICIARY DESIGNATION FORM

This Form is for your use to name a beneficiary to whom any benefit under that certain Restricted Share Unit And Outperformance Unit Award Agreement between you and Pennsylvania Real Estate Investment Trust (the “Trust”) dated May 12, 2021 (the “2021 RSU Award”) is to be paid in the event of your death. You should complete the Form, sign it, have it signed by the Trust (as that term is defined in the 2021 RSU Award), and date it.

*                *                 *                *

I designate the following as my beneficiary(ies) to receive any benefits payable under the 2021 RSU Award by reason of my death. I understand that if my designated beneficiary predeceases me, any benefits shall be paid to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by the Trust cancels all prior beneficiary designations previously filed by me under the 2021 RSU Award.

I hereby state that ____________________________ [insert name], residing at                                                                           _______________________________________________________ [insert address], whose Social Security number is                      __________________, is designated as my beneficiary.

Signature of Grantee	Date

ACCEPTED:

Pennsylvania Real Estate Investment Trust
By:
Date: